UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2013

HARSCO CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-03970	23-1483991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 763-7064

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2013 Equity and Incentive Compensation Plan

On March 18, 2013, upon the recommendation of the Management Development and Compensation Committee (the “Compensation Committee”), the Board of Directors (the “Board”) of Harsco Corporation (the “Company”) approved and adopted the Company’s 2013 Equity and Incentive Compensation Plan (the “Plan”) subject to stockholder approval. On April 23, 2013, at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, upon the recommendation of the Board, the Company’s stockholders approved the Plan.

The Plan authorizes the Compensation Committee to provide cash incentive awards as well as equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, dividend equivalents and other awards for the purpose of providing the Company’s officers and other employees, the officers and other employees of the Company’s subsidiaries, and certain non-employees who perform employee functions incentives and rewards for performance.

Subject to adjustment as described in the Plan, total equity-based awards under the Plan are limited to 6,800,000 shares of common stock, par value $1.25 per share, of the Company (“Common Shares”), plus any shares recycled into the Plan as described in the Plan. In addition, the Plan contains a 50% full-value award limit, which means that, subject to adjustment as described in the Plan, the aggregate number of Common Shares actually issued or transferred by the Company in connection with “full value awards” (awards other than stock options, SARs or other awards for which the holder pays the intrinsic value existing as of the date of grant) may not exceed 3,400,000 Common Shares. However, all 6,800,000 Common Shares available for awards under the Plan may be used for stock options and SARs. No grants will be made under the Plan after April 22, 2023, but grants made on or prior to that date will continue in effect subject to the terms of such grants and the Plan.

In general, equity-based awards under the Plan, other than stock options and SARs, must be made subject to at least three-year ratable time vesting periods or one-year performance periods, but awards may be accelerated in the event of certain events such as retirement, death or disability of a participant or a change in control of the Company. In addition, under the Plan and subject to adjustment as provided in the Plan:

•	no more than 6,800,000 Common Shares may be issued or transferred by the Company upon the exercise of incentive stock options;

•	no participant will be granted stock options or SARs, in the aggregate, for more than 1,000,000 Common Shares during any calendar year;

•

no participant will be granted awards of restricted stock, RSUs, performance shares or other stock-based awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986 (“Qualified Performance-Based Awards”), in the aggregate, for more than 500,000 Common Shares during any calendar year;

•

no participant will receive an award of performance units or certain other awards payable in cash that are intended to qualify as Qualified Performance-Based Awards, other than cash incentive awards, having an aggregate maximum value in excess of $3,000,000 during any calendar year;

•

no participant will receive a cash incentive award that is intended to qualify as a Qualified Performance-Based Award having an aggregate maximum value in excess of $3,000,000 during any calendar year; and

•	no more than 5% of the maximum number of Common Shares available under the Plan may be used for awards that do not comply with the minimum vesting requirements under the Plan.

The Plan authorizes the Compensation Committee to make certain performance-based awards to participants under the Plan, which awards will be earned based upon the achievement of management objectives. The management objectives underlying each such award will be determined by the Compensation Committee based on one or more, or a combination, of the following metrics if the award is a Qualified Performance-Based Award:

(1) cash flow from operations; (2) free cash flow (cash from operations minus capital expenditures plus asset sales); (3) earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization); (4) earnings per share, diluted or basic; (5) earnings per share from continuing operations; (6) net asset turnover; (7) inventory turnover; (8) capital expenditures; (9) debt; (10) debt reduction; (11) debt to capital ratio; (12) working capital; (13) return on investment; (14) return on sales; (15) net or gross sales; (16) days sales outstanding; (17) market share; (18) economic value added; (19) cost of capital; (20) change in assets; (21) expense reduction levels; (22) productivity; (23) safety record; (24) stock price; (25) return on equity; (26) total stockholder return; (27) return on capital or return on invested capital; (28) return on assets or net assets; (29) revenue; (30) income or net income; (31) operating income or net operating income; (32) operating profit or net operating profit; (33) gross margin, operating margin or profit margin; and (34) completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.

The foregoing description of the Plan is not intended to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Compensation Package for Chief Executive Officer

On April 22, 2013, the Compensation Committee, as part of its normal yearly compensation review, approved an equity-based award under the Company’s 2013 long-term incentive program for Patrick K. Decker, the Company’s President and Chief Executive Officer. The award, which has a target value of approximately $2,625,000, will be granted in the form of 34,000 RSUs and 220,000 SARs, with a grant date of May 10, 2013. The RSUs and SARs to be granted to Mr. Decker will be subject to substantially similar terms as those granted under the Company’s 2012 long-term incentive program, but will contain double-trigger change in control accelerated vesting provisions. In general, the RSUs will “cliff” vest after three years, and the SARs will vest ratably over a five-year period.

Consistent with the Company’s overall compensation philosophy, each element of Mr. Decker’s compensation was established with reference to market medians, as determined with the assistance of the Compensation Committee’s independent compensation consultant, Pearl Meyer & Partners. The total compensation package for Mr. Decker remains below the market median level for similarly situated positions in light of Mr. Decker’s recent assumption of a CEO-level position at the Company.

Any other changes made to the compensation of Mr. Decker or the Company’s other named executive officers, including the principal financial officer, were immaterial in amount or were materially consistent with previous disclosure, and are expected to be discussed in the Company’s definitive proxy statement for its 2014 Annual Meeting of Stockholders.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 23, 2013, the Company held its Annual Meeting. At the Annual Meeting, the Company’s stockholders elected all 10 of the Board of Director nominees to serve as Directors until the 2014 Annual Meeting of Stockholders, ratified the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2013, and approved the Plan. The Company’s stockholders also approved, on an advisory basis, the compensation of the Company’s named executive officers.

As of the record date, there were 80,648,802 Common Shares outstanding and entitled to vote on each matter presented for vote at the Annual Meeting. At the Annual Meeting, 73,518,734, or approximately 91.16%, of the outstanding Common Shares entitled to vote were represented in person or by proxy. Those shares were voted as follows:

1.	The following individuals were nominated in 2013 to serve as Directors until the 2014 Annual Meeting of Stockholders. All nominees were elected. The results of the vote were as follows:

Name	Votes For	Votes Withheld	BrokerNon-Votes

P.K. Decker	65,071,135	1,625,473	6,822,126

J.F. Earl	65,071,990	1,624,618	6,822,126

K. G. Eddy	63,758,707	2,937,901	6,822,126

D.C. Everitt	53,873,071	12,823,537	6,822,126

S. E. Graham	63,517,709	3,178,899	6,822,126

T. D. Growcock	55,164,540	11,532,068	6,822,126

H. W. Knueppel	62,759,723	3,936,885	6,822,126

J.M. Loree	63,455,982	3,240,626	6,822,126

A. J. Sordoni, III	52,730,697	13,965,911	6,822,126

R. C. Wilburn	52,700,886	13,995,722	6,822,126

2.	The appointment of PricewaterhouseCoopers LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2013, was ratified. The results of the vote were as follows:

Votes For	Votes Against	Abstentions

69,746,745	3,601,762	170,227

3.	The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

50,444,342	15,142,611	1,109,655	6,822,126

4.	The Company’s stockholders approved the Plan. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

56,242,767	9,333,875	1,119,966	6,822,126

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Harsco Corporation 2013 Equity and Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date: April 26, 2013	By:	/s/ A. Verona Dorch
		Name:	A. Verona Dorch
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Harsco Corporation 2013 Equity and Incentive Compensation Plan